  Exhibit 99.1

Novume Executes Definitive Agreement to Acquire OpenALPR Technology, Inc.

Company to Add Market-Leading AI Technology and Robust Customer Roster As it Continues Disruption of the $4.25B Vehicle Recognition Market

CHANTILLY, VA / ACCESSWIRE / November 15, 2018 / Novume Solutions, Inc. (NASDAQ: NVMM), a holding company of leading specialty professional services and technology firms, announced today that it has executed a definitive agreement to acquire OpenALPR Technology, Inc. (OpenALPR). As part of the agreement and upon closing, OpenALPR founder and Chief Executive Officer, Matt Hill, will join Novume as Chief Science Officer.

The anticipated acquisition comes during a period of tremendous growth for OpenALPR, an internationally recognized leading provider of license place reader (LPR) software used by both law enforcement and commercial clients. OpenALPR's proprietary AI-powered LPR solution is currently running on over 3,000 cameras, capturing millions of license plates per day, that are operated by more than 400 clients, including several Fortune 100 companies. Novume currently provides support to OpenALPR through a management services agreement.

"We are excited to take the next step toward completing our acquisition of OpenALPR," said Robert A. Berman, Novume's CEO. "Matt Hill has created a powerful tool that has remarkable potential on its own. Novume has already built an exciting line of products around OpenALPR and we look forward to expanding its use into other areas of the company. As Chief Science Officer, Matt will be at the center of this innovation. OpenALPR has provided a disruptive and cost-effective software solution to the typical capital-intensive need of replacing hardware. It saves money, it saves time, and with an accuracy rate of 99%, it outperforms humans. OpenALPR is truly a game-changer."

Rather than buying expensive special-use cameras that take weeks or months to ship and install, OpenALPR provides software that can be used immediately with any existing IP camera. It can bring customers not just savings of thousands of dollars per camera, but flexibility to expand or decrease usage as needed without large additional capital expenditures. It also can be used to significantly enhance surveillance activity, collecting data such as make, model, and color of a vehicle with the same camera that's being used for general surveillance recording.

"This is an exciting time for OpenALPR, as we join with Novume in disrupting the vehicle recognition market," said Hill. "We see an incredible opportunity to grow our customer-base through Novume's existing relationships in the federal and law enforcement sectors, as well as to support other technologies they bring to market."

OpenALPR's technology is also a natural fit for Novume's line of automatic traffic safety enforcement cameras, which are currently in use or being tested by law enforcement agencies and cities across the U.S. and Canada, including a current pilot program in Cleveland, Ohio.

About OpenALPR Technology, Inc.

OpenALPR builds software that enables automatic license plate and vehicle recognition through virtually any IP camera. Its industry-leading artificial intelligence-based solutions can be hosted locally or in the cloud. Combined with its robust and growing license plate database covering 60 countries, OpenALPR's software can identify in real time vehicle license plate data, color, make, model and body type.

About Novume Solutions, Inc.

Novume provides products and services to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. We are a holding company that integrates technology and human capital to solve complex client challenges in today's world. We provide Solutions for a New Generation. For more information, please visit novume.com, or connect with us on Twitter, LinkedIn, or Facebook.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:
Robert Berman
Novume Solutions
ir@novume.com

SOURCE: Novume Solutions, Inc.

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